EXHIBIT 99.1

ANDRESMIN ANNOUNCES WINICOCHA DRILLING
PROGRESS REPORT

LIMA, PERU – June 21, 2005, – Andresmin Gold Corporation (“Andresmin” or the “Company”) (OTC-BB: “ADGD”) is pleased to announce that the Winicocha diamond drilling program is progressing on schedule with five drill holes completed to date for 1670m.  The drill program is testing several induced polarisation geophysical anomalies and the depth extent and character of surface geochemical anomalies.  The Company expects the final five drill holes of the Phase I drill program to be completed over the next six to seven weeks.  Results will be released at the completion of drilling and final assays.

The Company is pleased to note that BHP Billiton Ltd. today announced the resumption of mining activities at their Tintaya mine, located 50 kilometers south-east of Winicocha.  Mining activities had been shut down for the past four weeks due to community protests.

About Andresmin Gold Corporation

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world’s copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin’s flagship project. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.

For further information please contact:

Eugene Toffolo
Toll (888) 689-1620
investor@andresmin.com
www.andresmin.com

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.